SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2014

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720-5450
(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On June 30, 2014, The Timken Company (the "Company") completed the previously announced spinoff of TimkenSteel Corporation ("TimkenSteel") from the Company through a distribution of 100% of the Company's interest in TimkenSteel to holders of the Company's common shares (the "Spinoff"). On June 30, 2014, in connection with the Spinoff, the Company entered into several agreements with TimkenSteel that will govern certain relationships between the parties following the Spinoff, including the following:
•Separation and Distribution Agreement
•Tax Sharing Agreement
•Employee Matters Agreement
•Transition Services Agreement
•Trademark License Agreement
•Noncompetition Agreement

Summaries of certain terms of the agreements can be found in the section entitled "Relationship with Timken After the Spinoff" in TimkenSteel's Information Statement, filed as Exhibit 99.1 to Amendment No. 3 of TimkenSteel's Registration Statement on Form 10 (File No. 001-36313) with the Securities and Exchange Commission, and are incorporated herein by reference. Such summaries are qualified in their entirety by reference to the full text of the agreements, which are attached as exhibits hereto.

Item 2.01    Completion of Acquisition or Disposition of Assets.
On June 30, 2014, the Company completed the Spinoff of TimkenSteel through the distribution of 100% of the outstanding common shares (approximately 45.4 million common shares) of TimkenSteel to holders of the Company’s outstanding common shares. TimkenSteel’s business consists of those activities that previously comprised the Company’s steel business. TimkenSteel is now an independent public company and its common shares trade under the symbol “TMST” on the New York Stock Exchange.
The distribution of the TimkenSteel common shares occurred by way of a pro rata dividend to the Company’s shareholders. Each of the Company’s shareholders received one TimkenSteel common share for every two common shares of the Company held at 5:00 p.m., New York City time, on the record date, June 23, 2014, and cash in lieu of any fractional TimkenSteel common shares.
A Registration Statement on Form 10 relating to the Spinoff was filed by TimkenSteel with the Securities and Exchange Commission and was declared effective on June 10, 2014.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Spinoff, on June 29, 2014, Phillip R. Cox and Diane C. Creel became directors of TimkenSteel and resigned as directors of the Company effective as of the close of business on June 29, 2014. At the time of their resignations, Mr. Cox served as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of the Company and Ms. Creel served as a member of the Audit Committee and Compensation Committee of the Board.

Item 9.01.     Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited condensed pro forma consolidated balance sheet of the Company as of March 31, 2014 and the unaudited condensed pro forma consolidated statements of income of the Company for the three months ended March 31, 2014 and for the years ended December 31, 2013, 2012 and 2011 giving pro forma effect to the Spinoff are included as Exhibit 99.1 to this current report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits.

Exhibit Number	Description
2.1*	Separation and Distribution Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company
10.1	Tax Sharing Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company
10.2	Employee Matters Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company
10.3	Transition Services Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company
10.4	Trademark License Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company
10.5	Noncompetition Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company
99.1	Unaudited Pro Forma Consolidated Financial Statements of The Timken Company.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
Date: July 3, 2014	By: /s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
2.1*	Separation and Distribution Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.
10.1	Tax Sharing Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.
10.2	Employee Matters Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.
10.3	Transition Services Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.
10.4	Trademark License Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.
10.5	Noncompetition Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.
99.1	Unaudited Pro Forma Consolidated Financial Statements of The Timken Company.
__________
* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.